QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18

PLEDGE OF ACCOUNTS

between

INGENIØR M O SCHØYENS BILCENTRALER AS
as Pledgor

and

Deutsche Trustee Company Limited
as Security Trustee

As security for the obligations of the
Borrower under a
€ 130,000,000
Indenture
dated 22 January 2004

THIS PLEDGE OF ACCOUNTS (the "Pledge") dated [    •    ] January 2004 is made between:

(1)
INGENIØR M O SCHØYENS BILCENTRALER AS, Drammensveien 155 C, N-0277 Oslo, Norway, business enterprise no. NO 915 768 237 as pledgor (the "Pledgor"); and

(2)
Deutsche Trustee Company Limited, Winchester House, 1 Great Winchester Street, London EC2N 2DB, England (acting on behalf of itself and the Secured Parties) as Security Trustee;

WHEREAS:

(A)
This Pledge of Accounts is entered into in connection with an indenture (the "Indenture") dated 22 January, 2004 between Concordia Bus Nordic AB (the "Issuer"), certain guarantors and Deutsche Bank Trust Company Americas (the "Trustee"), pursuant to which the Issuer has issued senior secured notes in the aggregate amount of € 130,000,000 (the "Notes");

(B)
The Pledgor has under the Indenture issued a guarantee dated 22 January 2004 (the "Guarantee") in favour of the Security Trustee (acting on behalf of itself and the Secured Parties), the Trustee and the Holders (collectively the "Secured Parties");

(C)
The Pledgor has agreed to enter into this pledge in favour of the Security Trustee (acting on behalf of itself and the Secured Parties) in respect of accounts no. 7034.05.00200 and 7874.05.54459 (the "Accounts") held with DnB NOR Bank ASA (the "Account Bank") as security for the Pledgors's obligations under the Guarantee towards the Trustee on behalf of the holders of the Notes; and

(D)
This Pledge is being executed and delivered by the Pledgor pursuant to the Indenture.

IT IS AGREED AS FOLLOWS:

1      DEFINITIONS

  In this Pledge, unless the context otherwise requires:

  (i)
  words and expressions defined in the Indenture shall have the same meanings when used herein unless otherwise defined herein;

  (ii)
  "Claims"

    means, in respect of the Pledgor, any and all claims it may at any time and from time to time have against the Account Bank resulting from or in respect of any balance at any time standing to its credit on the Accounts (included but not limited to any interest accrued on the Accounts, whether actually booked on the Accounts or not).

2      REPRESENTATIONS AND WARRANTIES

  The Pledgor hereby represents and warrants to the Security Trustee that:

  (i)
  it is entitled to pledge its Claims to the Security Trustee;

  (ii)
  it has not assigned, charged, pledged, sold or otherwise encumbered its Claims (save by this Pledge, and a pledge in favour of Nordea Bank Norge ASA who has undertaken to release its pledge upon repayment of a SEK 1,215,000,000 Amended and Restated Facility dated 15 February 2002, the repayment of which will be made with proceeds from the sale of the Notes).

3      PLEDGE

3.1   Pledge

  As security for any and all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally) (including, but not limited to, principal, interest, commissions, costs, expenses and other derived liability) that the Pledgor has or might incur towards the Secured Parties pursuant to the Guarantee and to the Security Trustee under this Pledge Agreement, the Pledgor hereby grants to the Security Trustee first priority security over the Claims.

  The Pledgor shall give written notice of this pledge of the Accounts to the Account Bank as set out in Appendix 1 and obtain an acknowledgement of notice of the said pledge form the Account Bank as set out in Appendix 2.

4      UNDERTAKING

4.1   Undertakings

  The Pledgor hereby undertakes with the Security Trustee that:

  (i)
  it will maintain the Accounts with the Account Bank as long as any amount is outstanding to the Security Trustee and/or under the Indenture and make payments thereon in accordance with the provisions of the Indenture; and

  (ii)
  it will not assign, charge, pledge or otherwise encumber its Claims except as contemplated in the Indenture and/or this Pledge or otherwise permitted in writing by the Security Trustee.

4.2   Further assurances

  The Pledgor hereby further undertakes forthwith upon demand by the Security Trustee, and at its expense, to execute and do all such assurances, acts and things as the Security Trustee may require for:

  (i)
  perfecting or protecting the security created (or intended to be created) by this Pledge;

  (ii)
  preserving or protecting any of the rights of the Security Trustee under this Pledge;

  (iii)
  ensuring that the security constituted by this Pledge and its undertakings and obligations under this Pledge shall ensure to the benefit of any such assignee of the Security Trustee as is referred to in Clause 11 hereof;

  (iv)
  facilitating the appropriation or realisation of its Claims or any part thereof in the manner contemplated by this Pledge;

  (v)
  the exercise of any power, authority or discretion vested in the Security Trustee under this Pledge.

5      CONTINUING SECURITY

  It is declared and agreed that:

  (i)
  the security created by this Pledge shall be held by the Security Trustee as a continuing security for the payment of the obligations of the Pledgor under the Guarantee and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the obligations under the Guarantee;

  (ii)
  the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

  (iii)
  the Security Trustee shall not be bound to enforce any of the other Security Documents before enforcing the security created by this Pledge;

  (iv)
  no delay or omission on the part of the Security Trustee in exercising any right, power or remedy under this Pledge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy;

  (v)
  the rights, powers and remedies provided in this Pledge are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Security Trustee may deem expedient; and

  (vi)
  any waiver by the Security Trustee of any terms of this Pledge or any consent given by the Security Trustee under this Pledge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6      SECURITY TRUSTEE'S POWERS

6.1   Powers

  After the occurrence of an Event of Default (irrespective of whether or not the Security Trustee shall have taken steps to enforce any of the powers specified or referred to in the Indenture and as long as an Event of Default is in existence) the Security Trustee shall, subject to applicable mandatory law, become forthwith entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by the Security Trustee as pledgee of the Claims and in particular the Security Trustee shall be entitled then or at any later time or times:

  (i)
  to apply any and all sums standing to the credit of the Accounts for payment of the outstanding amounts under the Guarantee;

  (ii)
  to take over, institute, defend, settle or abandon (if necessary using the name of the Pledgor) all such legal or arbitration proceedings in connection with the Claims as the Security Trustee in its sole and absolute discretion thinks fit;

  (iii)
  generally, to recover from the Pledgor on demand all Expenses reasonably incurred by the Security Trustee in or about or incidental to the exercise by it of any of the powers aforesaid;

  (iv)
  generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Claims which the Security Trustee may think fit.

6.2   Liability of the Security Trustee

  Neither the Security Trustee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Pledge in the absence of gross negligence or wilful misconduct.

7      INDEMNITY

  The Pledgor will fully indemnify and hold harmless each Secured Party in respect of all liabilities and expenses incurred by it (1) in the execution or purported execution of any rights, powers or discretion in accordance with this Agreement, (2) in the preservation or enforcement of its rights under this Agreement or (3) on the release of any part of the Pledged Shares from the security created by this Agreement, unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of such Secured Party.

  The Pledgor shall on demand and on a full indemnity basis pay to the Security Trustee the amount of all costs and expenses and other liabilities (including legal and out-of-pocket expenses and any tax or value added tax on such costs and expenses) which the Security Trustee or any Secured Party incurs in connection with:

  (i)
  the preparation, negotiation, execution and delivery of this Pledge Agreement;

  (ii)
  any payment of stamp duty or stamp duty reserve tax or registration fees in respect of the pledge created hereunder or any transfer of the Pledged Shares pursuant hereto;

  (iii)
  any actual or proposed amendment or waiver or consent under or in connection with this Pledge Agreement:

  (iv)
  any discharge or release of the pledge in this Pledge Agreement; or

  (v)
  the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of the pledge or any other right in this Pledge Agreement;

  unless it is finally judicially determined that such liability or expense has resulted from the gross negligence or wilful misconduct of the Security Trustee.

8      MISCELLANEOUS

  This Pledge may be executed in several counterparts, each of which shall be an original, but which together shall constitute one and the same document.

9      THE NORWEGIAN FINANCIAL AGREEMENTS ACT

9.1   Liability

  The liabilities of the Pledgor hereunder shall not exceed € 130,000,000.

9.2   Waiver of rights

  The Pledgor specifically waive all rights under the provisions of the Norwegian Financial Agreements Act of 25 June 1999 no. 46 not being mandatory provisions, including the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

  (i)
  § 62 (1) (a) (to be notified of any security the giving of which was a precondition for the issuance of the Notes, but which has not been validly granted or has lapsed);

  (ii)
  § 63 (1) - (2) (to be notified of any event of default under the Indenture and to be kept informed thereof);

  (iii)
  § 63 (3) (to be notified of any extension granted to the Issuer in payment of principal and/or interest);

  (iv)
  § 63 (4) (to be notified of any of the Issuer's bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

  (v)
  § 65 (3) (that the consent of the Pledgor is required for the Pledgor to be bound by amendments to the Indenture that may be detrimental to our interest);

  (vi)
  § 66 (1) - (2) (that the Pledgor shall be released from liabilities hereunder if security which was given, or the giving of which was a precondition for the issuance of the Notes, is released by the Security Trustee without the consent of the Pledgor);

  (vii)
  § 66 (3) (that the Pledgor shall be released from its liabilities hereunder if, without its consent, security the giving of which was a precondition for the issuance of the Notes, was not validly granted);

  (viii)
  § 67 (2) (about reduction of the Pledgor's liabilities hereunder);

  (ix)
  § 67 (4) (that the Pledgor's liabilities hereunder shall lapse after 10 years, as the Pledgor shall remain liable hereunder as long as any amount is outstanding under the Notes);

  (x)
  § 70 (as the Pledgor shall have no right of subrogation into the rights of the Security Trustee under the Indenture until and unless the holders of the Notes shall have received all amounts due or to become due to them under the Notes);

  (xi)
  § 71 (as the Security Trustee shall have no liability first to make demand upon or seek to enforce remedies against the Issuer or any other security provided in respect of the Issuer's liabilities under the Indenture before demanding payment under or seeking to enforce the security created hereunder);

  (xii)
  § 72 (as all interest and default interest due under the Indenture shall be secured hereunder);

  (xiii)
  § 73 (1) - (2) (as all costs and expenses related to a default under the Indenture shall be secured hereunder); and

  (xiv)
  § 74 (1) - (2) (as the Pledgor shall make no claim against the Issuer for payment until and unless the holders of the Notes first shall have received all amounts due or to become due to them under the Notes).

10    NOTICES

  Every notice, request, demand or other communication under this Pledge shall be given in writing as specified hereunder or to such other addresses of which the parties may from time to time be given notice. Communications sent by letter or telefax shall be effective upon receipt. Any communication by telefax from the Pledgor, shall be confirmed by letter if so requested by the Security Trustee.

  Notices shall be delivered as follows:

(i)	to the Pledgor, to:	(ii)	to the Security Trustee, to:
	Ing. M O Schøyens Bilcentraler AS Drammensveien 155 C N-0277Oslo, Norway Telefax: + 47 2313 2801		Deutsche Trustee Company Limited Winchester House 1 Great Winchester Road London EC2N 2DB England Telefax: +44 20 7547 6149

  or in any such case to such other address or telefax number or attention of such other person as may from time to time be notified by the recipient in question to the party giving or making the same in accordance with this Clause.

11    SUCCESSORS AND ASSIGNS

11.1 Successors and assigns

  This Pledge shall be binding upon and shall ensure to the benefit of the Pledgor and the Security Trustee and their respective successors and permitted assigns and references in this Pledge to any of them shall be construed accordingly.

11.2 Prior consent

  The Pledgor shall not assign or transfer any of its rights and/or obligations under this Pledge without the prior written consent of the Security Trustee. The Security Trustee may assign and/or transfer part or all of its rights and/or obligations hereunder simultaneously with an assignment or transfer in accordance with the terms of the Notes. In such case the Pledgor will execute such documentation as considered necessary by the Security Trustee to effectuate such assignment and/or transfer.

11.3 Disclosure of information

  The Security Trustee may disclose to a potential assignee, transferee or sub-participant, such information about the Pledgor as the Security Trustee considers appropriate.

12    LIMITATION

  The Pledgor's commitments as Pledgor hereunder may be limited by the applicable regulations in the Norwegian Limited Liability Companies Act No. 44, 1997 (as amended or replaced from time to time) Chapter 8 insofar as the Pledgor's commitments hereunder would constitute improper financial assistance.

13    LAW AND JURISDICTION

13.1 Law and jurisdiction

  This Pledge shall be governed by and construed in accordance with the laws of Norway.

  The Pledgor and the Security Trustee accept Oslo City Court as non-exclusive venue, but this choice shall not prevent the Security Trustee to take proceedings against the Issuer or any of the assets being subject to this Pledge of Accounts in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

Signed by:
The Pledgor:
Ingeniør M O Schøyens Bilcentraler AS
By:
Name:
Title:
The Security Trustee:
Deutsche Trustee Company Limited
By:
Name:
Title:

Appendix 1

To:
DnBNOR Bank ASA

Dear Sirs,

NOTICE OF PLEDGE OF ACCOUNTS

We hereby notify you that by a Pledge of Accounts dated 22 January 2004 made in favour of Deutsche Trustee Company Limited (the "Security Trustee"):

1.
we have pledged to the Trustee all the assets from time to time standing to the credit of the bank accounts No 7034.05.00200 and 7874.05.54459 held by ourselves (the "Accounts"). The pledge includes any and all obligations (including, but not limited to, principal, interest, commissions, costs, expenses and other derived liability) that we have or might incur towards the Security Trustee pursuant to a guarantee (the "Guarantee") issued by us in favour of the Security Trustee pursuant to an indenture dated 22 January 2004 between Concordia Bus Nordic AB, certain guarantors and Deutsche Bank Trust Company Americas (the "Indenture").

2.
we ask you to acknowledge the pledge of the Accounts by us to the Security Trustee, waive any right to set-off or other rights you may have to the credit of the Accounts, and confirm that you have not been made aware of any other assignment, pledge or charge over the Claims or the Accounts other than a pledge in favour of Nordea Bank Norge ASA, and that the Accounts will be blocked in favour of the Security Trustee following your receipt of a notice from the Security Trustee that an Event of Default has occurred or is threatening under the Indenture.

3.
the instructions herein contained cannot be revoked or varied by us without the prior written consent of the Security Trustee.

Please, will you kindly acknowledge receipt of this Notice of Pledge and indicate your receipt thereof by sending to the Security Trustee an acknowledgement in the form attached hereto.

Yours faithfully Ingeniør M O Schøyens Bilcentraler AS

[name]

Appendix 2

Deutsche Trustee Company Limited

Dear Sirs,

ACKNOWLEDGEMENT OF NOTICE OF A PLEDGE OF ACCOUNTS

We refer to a letter dated 22 January 2004 from Ingeniør M. O. Schøyens Bilcentraler AS to ourselves notifying us of the pledge specified therein.

We confirm that:

1.
we acknowledge the terms of the said notice of pledge of Accounts;

2.
the pledge of the Accounts, currently comprising the following accounts 7034.05.00200 and 7874.05.54459, has been duly registered on each such account; and

3.
we waive any right to set-off or other rights we may have to the credit of the Accounts, and confirm that we have not been made aware of any other assignment, pledge or charge over the Accounts other than a pledge in favour of Nordea Bank Norge ASA dated 19 February 2002, and that the Accounts will be blocked in favour of the Security Trustee following our receipt of a notice from the Security Trustee that an Event of Default has occurred or is threatening under the Indenture.

Yours faithfully for and on behalf of DnBNOR Bank ASA

[name]

QuickLinks

  Exhibit 10.18
PLEDGE OF ACCOUNTS between INGENIØR M O SCHØYENS BILCENTRALER AS as Pledgor and Deutsche Trustee Company Limited as Security Trustee
Appendix 1
Appendix 2